Real Estate Loan Contract

Lender:	Industrial and Commercial Bank of China Holdings Co., Ltd., Chongqing Branch (“ICBC”)
Responsible Person:	CAI Zhiping
Contact Person:	OU Changyu
Address:	3 Sujia Street, Hechuan District	Postal Code: 401520
Telephone:	023-42840781	Fax:	Email:

Borrower:	Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Legal Representative:	XIA Haoji
Address:	7 Mingsheng Road, Bulding B, 5th Floor, Yuchuan District, Chongqing
Telephone:	023-8611888	Fax:	Email:

The Lender and the Borrower, after discussion on the basis of equality, have reached agreement regarding the issuance of a loan by the Lender to the Borrower and entered into the loan contract as follows.

Part I           Conditions for the Loan

Article 1                      Type of the Loan

The type of the loan hereunder is: Residential housing development loan

Article 2                      Purpose of the Loan

The loan hereunder is to be used as funds for the following purpose of the project (“Project” or “Loan Project”):

Payment toward the 2nd-phase development of Jinshan Liyuan.  Without the written consent of the Lender, the Borrower shall not use the loan for any other purposes and the Lender shall have the right to oversee the use of the loan.

(1)	Project name: 2nd-phase development of Jinshan Liyuan
(2)	Project address: Shiyuanzi, Nanchuan District
(3)	Project construction approval documents:
State Land Use Right Certificate: No. RE304 [2009] 02789
Construction Land Planning Certificate: No. YGDC [2006] NC 49
Building Project Planning Certificate: No. LZDL500380200900011
Building Project Construction Certificate: No. NCCB [2008]11,

Article 3                      Amount and Term of the Loan

3.1           The amount of the loan hereunder is RMB 35,000,000.00.

3.2           The term of the loan hereunder is 3 years, starting from the actual date of the loan withdrawal (if the loan is withdrawn in installments, the date of the first installment); the actual date shall be based on the loan note.

Article 4                      Interest and Interest Rate

4.1           The interest rate of the loan hereunder shall be the floating rate, which is determined on the basis of a base rate plus a floating range.  The base rate for the loan hereunder is 5.4% (on withdrawal date/contract execution date), which is the base rate published by People’s Bank of China for the type of the loan corresponding to the term of the loan provided in 2.2 [sic] herein and the floating range is upward 10%.  The floating range of the interest rate shall remain constant through the term of the loan.  After the loan is withdrawn by the Borrower, the effective period for the interest rate shall be every 12 months, with one adjustment per period to the calculation of the interest rate.  The determination date for the interest rate of the second period is date corresponding to the expiration of one period after the previous withdrawal date; if the there is no date that corresponds to the withdrawal date in the month for rate adjustment, the last day of the month shall then be the corresponding date, which shall apply to the following periods.  In the loan is withdrawn by the Borrower in installments, the interest rate on the loan will be adjusted and determined at the time if each installment.

4.2           The interest on the loan hereunder shall be calculated daily starting from the actual date of the loan withdrawal and settled monthly.  Upon expiration of the term of the loan, the interest shall be repaid along with the principal.  The daily rate = annual rate/360.

4.3           The past-due penalty rate hereunder shall be determined by charging additional 50% over the interest rate on the loan, and the loan misappropriation penalty rate shall be determined by charging additional 100% over the interest rate on the loan.

Article 5                      Withdrawal of the Loan

The Borrower must withdraw the loan amount according to actual need, and the first loan amount must be withdrawn before February 1, 2010 and the last loan amount must be withdrawn before _____(month)___day___, _______(year); otherwise the Lender shall have the right to cancel all or part of the loan.

Article 6                      Repayment of the Loan

6.1           The Borrower must repay the loan in accordance with the repayment schedule provided as follows:
The loan must be repaid according to the progress of presales; when the resold unit reaches 80%, the loan must be repaid in full.

6.2           If the Borrower repay the loan in advance, the Borrower must pay the Lender an amount of compensation based on ___% of the amount of loan repaid in advance.

Article 7                      Guarantee

The specifics of the guarantee for the loan hereunder are set forth in the Guarantee Contract entered into separately; if the guarantee is a maximum amount guarantee, the corresponding guarantee contract is Pledge Contract (No. 2010 Hechuan (P) 0006).  The guarantor is Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.

Article 8                      Resolution of Dispute

The method for resolution of dispute arising from the loan hereunder is through litigation filed with the local court at the location of the Lender.

Article 9                      Others

9.1           This contract has two counterparts, with one to the Borrower and one to the Lender.

The following documents are the inseparable parts of, and have the same legal effect as, this contract:

Appendix 1:	Loan Withdrawal Notice (Template)
Appendix 2:	Application for the Use of Loan (Template)
Appendix 3:	Real Estate Development Loan Management Commitment Letter
Appendix 4:	Entrusted Payment Agreement

Article 10                      Other Matters Stipulated between the Two Parties

(1) All the individual mortgage applications under this project must be processed through ICBC (unless ICBC waives this requirement); (2) The loan hereunder must be used for the construction of this project and shall not be used for other payments; and the amount of payment must be determined by taking into consideration of payment schedule and amount specified in the construction contract, onsite supervisor’s confirmation and the actual value of the materials for the project; (3) without consent from ICBC, the buildings under construction of this project shall not be pledged to any third party; (4) the property certificates for the 12,000m2 garage and 6000 m2 commercial housing of the 1st-phase Jinshan Liyuan project will be the additional pledged security for the loan after they are issued; (5) the Borrower must fulfill the commitments provided in the executed Real Estate Development Loan Management Commitment Letter; if the Borrower violates the provisions of Article 5 or fails to repay the loan principal and interest in accordance with the provisions herein, ICBC shall have the right to recall the loan in advance or dispose of the pledged security.

Part II           Real Estate Loan Contract Provisions

Article 1                      Interest and Interest Rate

1.1           If the interest rate for the loan hereunder is floating rate, the rate adjustment rule after the loan is past due shall follow the original method specified originally.

1.2           If the interest is settled monthly, the interest settlement date is the 20th of each month; if the interest is settled quarterly, the interest settlement date is the 20th of the last month of the quarter; if the interest is settled semi-annually, the interest settlement date is the 20th of June and the 20th of December.

1.3           The first interest period starts from the Borrower’s actual date of loan withdrawal to the first interest settlement date; the interest period starts from the day following the date of expiration of the previous interest period to the final repayment date; other interest periods start from the day following the date of expiration of the previous interest period to the next interest settlement date.

1.4           If People’s Bank of China adjusts the interest rate determination method, the adjustment for the interest rate of the loan hereunder shall follow the rules of People’s Bank of China and the Lender will not issue separate notification to the Borrower.

Article 2                      Release and Payment of the Loan

2.1           The Borrower must satisfy all the preconditions set forth herein prior to any withdrawal of the loan; otherwise, the Lender shall have no obligation to release any amount of the loan, except the amount released in advance by the Lender according to any agreement.

2.2           Preconditions for the first withdrawal:

(1)	The loan project has been reviewed and approved by, and filed with, the relevant State authorities;
(2)
The capital for the project or other reserve funds that must be raised are in place in full according to the schedule and ratio stipulated and has been put into the construction of the project before the use of the loan hereunder;

(3)	The Borrower has the qualification required for the development of the loan project;

(4)
The project specified in the loan contract has valid and effective State Land Use Right Certificate, Construction Land Planning Certificate, Building Project Planning Certificate and Building Project Construction Certificate;

(5)	The Borrower has provided corresponding guarantee requested by the Lender and has completed all the relevant guarantee procedures;
(6)	The Borrower has submitted Loan Withdrawal Notice to the Lender in accordance with the provisions herein.

2.3           In addition to the satisfaction of the preconditions for the first withdrawal of the loan, the Borrower must satisfy the following conditions prior to each loan withdrawal:

(1)	The project has not experienced any cost overrun or the cost overrun has been resolved by using the Borrower’s own resources;
(2)	The project has progressed according to its plan and the actual progress of the project is in proportion to the amount of investment put in;
(3)	The project has been supervised in accordance with the provisions stipulated;
(4)
The written plan for the use of the loan and other valid documents of proof (including but not limited to the certification from the supervising company, project and supporting facility payment notice, construction contract, purchase/sales contract, purchase invoices and payment invoices) and other supporting documents for the purpose of the loan provided by the Borrower are consistent with the purpose stipulated herein;

(5)	The Borrower has submitted Application for the Use of Loan specified herein;
(6)	The Borrower has not committed any act of breach specified herein or in other contracts entered into between the Borrower and the Lender.

2.4           The written document provided to the Lender by the Borrower at the time of withdrawal must be the original; if the original are not available, the Borrower may only provide the copies thereof imprinted with the Lender’s seals after obtaining the Lender’s consent.

2.5           The Borrower must submit the Loan Withdrawal Notice to the Lender at least 5 banking days prior to the loan withdrawal date; once such notice is submitted, it cannot be cancelled without the written consent from the Lender.

2.6           After the Borrower has satisfied the preconditions for withdrawal or has obtained approval from the Lender for early release of the loan amount, and the Lender has transferred the loan into the account designated by the Borrower, it shall be considered that the Lender has already released the loan amount in accordance with the provisions herein.

2.7           Pursuant to the relevant regulatory rules and the Lender’s management requirements, the entrusted payment method by the Lender must be adopted for the loan that exceeds certain amount or meets certain criteria, whereby the Lender will pay the loan amount, according to the Borrower’s Loan Withdrawal Notice and payment entrustment, to the recipient that meets the criteria of the purpose of the loan specified hereunder.  Therefore, the Borrower must enter into a separate Entrusted Payment Agreement to be appended hereto and open an account with the Lender or designate such an special account for processing the entrusted payment.

3.           Repayment of the Loan

3.1           The Borrower must repay the loan principal, interest and other related fees due on time and in full in accordance with the provisions herein.  On the banking days immediately preceding the repayment date and each interest settlement date, the Borrower must deposit sufficient amount for the interest due, principal or other fees due in the repayment account set up with the Lender, and Lender has the right to proactively deduct such amounts from such account on the repayment date or interest settlement dates or demand that the Borrower assist with the relevant deduction procedures.  If the balance in such repayment account is not sufficient for the repayment of the amounts due to the Lender, the Lender shall have the right to determine the order of repayment.

3.2           If the Borrower applies to repay the loan in full or in part in advance, the Borrower must submit a written application 10 banking days in advance to the Lender to obtain Lender’s approval and must pay to the Lender any compensation in accordance with the provisions herein.

3.3           If the Lender approves the early repayment of the loan, the Borrower must repay in full on such early repayment date all the loan principal, interest and other fees due as of the early repayment date.

3.4           If the Borrower’s early repayment of the loan or the Lender’s early recall of the loan causes the shortening the actual term of the loan, the adjustment range for the interest rate will not change and the rate will be adjusted in accordance with the original provisions.

3.5           If the loan hereunder is for real estate development, the Borrower must make timely loan repayment  according to the sales progress of the project; when the sales rate of the residential housing development (the ratio of square meters sold to the total square meters; same is true below) under the loan project reaches 80%, the loan principal and interest must be repaid in full before the sales rate of the commercial housing development reaches 70% [sic], and the Borrower need not pay any compensation for any early repayments resulting from such circumstances.

Article 4                      Guarantee

4.1           The Borrower must provide valid and effective guarantee recognized by the Lender for the performance of the obligations hereunder; the guarantee contract will be entered into separately.

4.2           If there is any damage, decrease in value, ownership dispute, seizure or freeze involving the items of guarantee hereunder, or the pledgor disposes of the pledged items without authorization, or the guarantor’s financial situation experiences material adverse change or other change that is adverse to the Lender’s claims, the Borrower must notify the Lender promptly and provide other guarantee approved by the Lender.

Article 5                      Account Management

5.1           The Borrower must provide the account specified in Real Estate Development Loan Management Commitment Letter as the sole account (“Special Account”) for depositing project sales proceeds, transfer and rent income.

5.2           If the sales income is settled in non-cash method, the Borrower must ensure that such amount be transferred into the special account promptly after it is received.

5.3           The Lender shall have the right to supervise the special account, including but not limited to inspect and oversee the incoming and outgoing of funds in such account; the Borrower must assist the Lender with item-by-item verification of the amounts coming into such account.

5.4           After the sales proceeds, transfer and rent income are transferred into such special account, the Lender shall have the right to deduct amounts from such account directly toward the payment of the loan principal and interest that correspond to the amounts due and other fees payable.

5.5           The Borrower must also follow are other provisions, if any, regarding the management of such special account stipulated in Real Estate Development Loan Management Commitment Letter provided by the Borrower the Lender.

6.           Representations and Warranties

           The Borrower represents and warrants to the Lender as follows and will maintain the validity and effectiveness of such representations and warranties during the effective term of this contract:

6.1           The project for the loan and other matters concerning the loan are all in compliance with laws and regulations.

6.2           The Borrower has the legal entity qualifications and has the power and ability to execute and perform this contract.

6.3           All the authorization and approvals necessary for the execution of this contract have been obtained, and the execution and performance of this contract will not violate the company’s charter and other provisions of the relevant law and statutes, nor will they cause violation of any other obligations under other contracts.

6.4           All other debts due have been repaid on time and there has been no willful act of delinquency in the repayment of other bank loan principal and interest.

6.5           The Borrower has sound organization structure and financial management system and has had no material acts of violation in its production and operation during the past year; and its senior management officers have no material bad records.

6.6           All the documents and data provided to the Lender are true, accurate, complete and valid, and there are no false records, material omission or misleading statements therein.

6.7           The financial reports provided to the Lender have been prepared in accordance with Chinese accounting principles, and they truly, fairly and completely reflect the operation and the debt situation of the Borrower; as of the end date of the most recent financial report, the Borrower’s financial situation has experienced no material adverse change.

6.8           The Borrower has not withheld any information regard any litigation, arbitration or claims for compensation in which the Borrower is involved.

6.9           The project for the loan has been approved by the relevant government authorities and received relevant approval certificate and construction permit.

Article 7                      The Borrower’s Promises

7.1           The Borrower promises to withdraw and use the loan in accordance with the term and purpose of the loan specified herein, and not to put any loan amount in the securities market, futures market or use it for any other purposes forbidden or restricted by relevant laws and statutes.

7.2           The Borrower promises to repay the loan principal, interest and other amounts payable in accordance with the provisions herein.

7.3           The Borrower promises to accept and assist actively with the Lender’s account analysis, certificate verification, onsite investigation, including in the Lender’s examination and supervision of the use of the loan funds, and to provide periodic reports on the use of the loan at the Lender’s request.

7.4           The Borrower promises to accept the Lender’s credit check and provide balance sheets, profit/loss statements and other financial reports that reflect the Borrower’s repayment abilities at the Lender’s request, and to actively assist the Lender in its investigation, enquiry and supervision of its operation and financial situations.

7.5           The Borrower promises to issue loan management commitment letter to the Lender and strictly follow the provisions therein.

7.6           If the loan hereunder is for the land reserve loan, the Borrower promises to use the income of land transfer to repay the loan first.

7.7           The Borrower promises not to distribute any stock dividends or bonus prior to the repayment of the loan principal and interest and other fees payable.

7.8           The Borrower promises to obtain the Lender’s written consent first or to make arrangement for the realization of the Lender’s claims hereunder satisfactory to the Lender before undertaking any M&A, spin-off, decrease of capital, change of equity structure, transfer of major assets or debts, external investment, debt financing that will substantially increase its debts and other events that are adverse to the Lender’s claims.

7.9           The Borrower promises to notify the Lender of, and actively support the Lender’s involvement in, the review of estimates, projections and settlements, contract bidding and project completion inspection.

7.10           The Borrower promises to notify the Lender promptly in the event of any of the following:

(1)	Any change in the company’s charter, scope of operation, registered capital and legal representative;
(2)	Going out of business, dissolution, liquidation, ceasing operation for restructuring, revocation or cancellation of business license or filing (or being forced to file) for bankruptcy;
(3)	Any involvement or potential involvement in any material economic dispute, litigation, arbitration, or asset seizure or freeze or receivership;
(4)	Suspected involvement by the company’s shareholders, directors and current senior management officers in any major litigation or economic dispute;

7.11           The Borrower promises to promptly, completely and accurately disclose any related party relationship or related party transaction.

7.12            The Borrower promises to promptly notify the Lender of the receipts of all notices mailed or sent in other ways by the Lender.

7.13           The Borrower promises not to dispose of any assets in any manner that will harm its  repayment ability and, without obtaining the Lender’s consent,  not to provide any guarantee to any third party by using the assets created from the use of the loan hereunder.

7.14           The Borrower promises to pay all the expenses incurred by the Lender in the realization of its creditor’s claims, including but not limited to notary fees, legal expenses, attorney fees, appraisal fees, assessment fees, auction fees or public announcement fees.

7.15           The Borrower confirms that the repayment of the loan hereunder has priority over the repayment of other debts owed by the Borrower to its shareholders and debts owed to the Lender is at least on the same status as other debts of the same type.

Article 8                      The Lender’s Promises

8.1           The Lender promises to release the loan amount in accordance with the provisions herein.

8.2           The Lender promises to keep confidential all non-public documents and information provided by the Borrower, except where there are laws and statutes or stipulations otherwise herein.

Article 9                      Breach

9.1           The occurrence of any of the following constitutes a breach by the Borrower:

(1)
The Borrower fails to repay the loan principal, interest and other fees payable in accordance with the provisions herein, fails to perform other obligations hereunder, or violates any of the representations and warranties or promises made herein;

(2)	There is material change to the guarantee hereunder that is adverse to the Lender’s claims, and the Borrower fails to provide other guarantee satisfactory to the Lender;
(3)
The Borrower fails to repay other debts due (including those declared due in advance) or fails to perform, or violates, any obligations under other agreements, and such failure or violation has already affected, or will affect, the performance of the Borrower’s obligations hereunder;

(4)
The Borrower’s profit-making ability, repayment ability, operation ability, cash flow and other financial indices fall below the stipulated standards, or have already materially deteriorated or are likely to affect the performance of the Borrower’s obligations hereunder;

(5)
There is adverse change in the Borrower’s equity structure, production and operation and external investment that has already affected, or will affect, the performance of the Borrower’s obligations hereunder;

(6)
The Borrower’s involvement or potential involvement in any material economic dispute, litigation, arbitration, or asset seizure or freeze or receivership or enforcement, or disciplinary actions or sanctions by the judicial authorities or administrative agencies, or the exposure of any violation of any State regulations or policies by the media, has already affected, or will affect, the performance of the Borrower’s obligations hereunder;

(7)
There is abnormal change in the Borrower’s key individual investors and management officers, or they are missing, or they are being investigated or their personal freedom is restricted by judicial authorities, such that has already affected, or will affect, the performance of the Borrower’s obligations hereunder;

(8)
The Borrower has obtained the loan fraudulently by using forged contracts with its related parties or transactions with no actual trades or willfully intends to evade debts through related party transactions;

(9)
The Borrower is, or is likely to be,  going out of business, dissolved, liquidated, ceased operation for restructuring, has its business license revoked or cancelled, files (or is forced to file) for bankruptcy;

(10)
The Borrower’s violation of safe production  and environment protection regulations, other relevant laws and statutes or regulatory rules or industry standards has caused liable accidents, such that has already affected, or will affect, the performance of the Borrower’s obligations hereunder;

(11)	The capital for the project has not been secured according to the plan or ratio or such shortage has not be made up for within the time period specified by the Lender;
(12)	The Borrower fails to complete the construction of the project according to the plan schedule, or there is material adverse change to the project construction and operation environment or conditions;
(13)	Any other event that may adversely affect the realization of the Lender’s claims hereunder.

9.2           If the Borrower commits any breach, the Lender has the right to take one or more of the following actions:

(1)	To demand that the Borrower take corrective measures within a specified time;
(2)
To suspend the release of the loan funds hereunder and under other loan contracts between the Lender and the Borrower and the release of other financing funds, and to cancel in part or completely the loan that the Borrower has not withdrawn and other financial funds;

(3)	To declare that the outstanding balance of the loan hereunder and under other loan contracts between the Lender and the Borrower immediately due, and to recall the balance that has not been repaid.
(4)	To demand that the Borrower compensate the Lender for any loss resulting from its breach.
(5)	To take other measures in accordance with the provisions of the law and statutes and of the this contract or measures that the Lender deems necessary.

9.3           If the Borrower fails to repay the loan when it is due (including that which has been declared immediately due), the Lender shall have the right to charge penalty interest at the past-due penalty rate provided herein.  The interest that has not been paid on time by the Borrower shall be compounded at the past-due penalty rate.

9.4           If the Borrower fails to use the loan for the purpose specified herein, the Lender shall have the right to charge penalty interest on the portion of the loan that has been misappropriated, starting from the date of misappropriation, at the loan misappropriation penalty rate specified herein.  The misappropriation interest that has not been paid by the Borrower on time during the period of misappropriation shall be compounded at the loan misappropriation penalty rate.

9.5           If the Borrower are in both situations described in 9.3 and 9.4 above, the penalty interest rate shall be the higher of the two for such cases but shall not be both.

9.6           If the Borrower fails to repay the loan principal, interest, penalty interest, compounding interest or the fees payable, the Lender shall have the right to collect such amounts by placing public announcements in the media.

9.7           If there is any change in the relationship of control or being under control between the Borrower and its related parties, or the Borrower’s related parties undertake events described in 9.1 above, except 9.1.(1) and 9.1.(2), which have already affected, or will be likely to affect, the performance of the Borrower’s obligations hereunder, the Lender shall have the right to take various measures provided herein.

Article 10                      Deduction

10.1           If the Borrower fails to repay the debts due (including those declared due in advance), the Lender shall have the right to deduct the corresponding amounts from any of the Borrower’s accounts set up with the Lender or with other divisions of ICBC as repayment until the Borrower repays in full all the outstanding amount of the loan hereunder.

10.2           If the amount deducted is in a currency different from that of the loan, the amount deducted will be converted at the applicable exchange rate on the day of the conversion.  The Borrower shall be responsible for all accrued interest or other fees incurred during the period between the date of such deduction and the repayment date (the day when the Lender converts the amount deducted to the currency of the loan and when the loan balance hereunder has been fully repaid) and for any other shortage due to the fluctuation of the exchange rate during such period.

10.3           If the amount deducted is not sufficient for the repayment of the debts due to the Lender, the Lender shall have the right to determine the order of repayment.

Article 11                      Transfer of Rights and Obligations

11.1           The Lender shall have the right to transfer all or part of its rights hereunder to a third party, and the Lender shall have no obligation to obtain consent for such transfer.  Without the Lender’s written consent, the Borrower shall not transfer any of its rights and obligations hereunder.

11.2           The Lender or Industrial and Commercial Bank of China Holdings Co., Ltd. (“ICBC”) may authorize, based on the need of operation management, other divisions of ICBC to perform its rights and obligations hereunder or entrust such performance to other divisions of ICBC, or transfer the claims hereunder to other divisions of ICBC for management; the Borrower hereby acknowledges that the Lender shall have no obligation to obtain consent from the Borrower for such actions mentioned above.  The other divisions of ICBC that accept such transfer shall have the right to exercise all or part of the Lender’s rights hereunder and shall have the right to submit litigation in their own names to the court or to file for arbitration or for enforcement.

Article 12                      Effectuation, Modification and Dissolution of the Contract

12.1           The contract shall become effective upon its execution and shall remain effective until all the obligations hereunder have been performed.

12.2           All modifications of the contract must be made through consensus between the parties hereto and must be made in writing.  All modified provisions or agreement shall become the component part hereof and shall have the same legal effect as this contract.  All parts of this contract shall remain effective except the parts to be modified and the original provisions of the parts to be modified shall remain valid before such modification has become effective.

12.3           The modification and dissolution of this contract shall not affect the right of the parties hereto to demand compensation for losses.  The dissolution of this contract shall not affect the provisions regarding the resolution of disputes.

Article 13                      Applicable Law and Resolution of Dispute

The execution, validity, interpretation and performance of this contract and the resolution of any dispute in connection herewith, shall be governed by the law of the People’s Republic of China.  Any dispute arising from or in connection with this contract must first be resolved through consolation between the parties hereto; if such consultation fails, the dispute can be resolved in accordance with the provisions herein.

Article 14                      Complete Contract

Part I “Conditions for the Loan and Part II “Real Estate Loan Contract Provisions” of this contract together form the one complete loan contract.  The same terms in these parts shall have the same meaning and the loan requested by the Borrower shall be governed by both parts of this contract mentioned above.

Article 15                      Notification

15.1           All notices hereunder must be sent in writing.  Unless provided otherwise, the parties hereto designate the addresses recorded herein as the correspondence and contact addresses.  If either party changes its address or contact method, it must inform the other party promptly in writing.

15.2           If any party refused to sign for the receipt of any notice or there is any other situation in which the notice cannot be delivered, the notifying party may use certified method or public announcement for delivery.

Article 16                      Others

16.1           The Lender’s failure or delay to exercise, or to exercise fully, any right hereunder shall not constitute the waiver or modification of that right, nor shall it affect its future exercise of that right or other rights.

16.2           The unenforceability or invalidity of any provision herein shall not affect the enforceability or validity of other provisions, nor shall it affect the validity of the complete contract.

16.3           The Lender shall have the right to provide information regarding this contract and other relevant information about the Borrower to the credit verification system established by People’s Bank of China and other credit verification databases established in accordance with the law to be used by qualified institutions or individuals.  For the purpose of entering into, and of the performance of, this contract, the Lender shall also have the right to enquire about the Borrower’s credit conditions through the credit verification system of People’s Bank of China and other credit verification databases established in accordance with the law.

16.4           The terms “related party”, “related party relationship”, “related party transaction”,  “key individual investor” and “key management officer”  have the same meaning as the same terms in the “Enterprise Accounting Principle No. 36—Disclosure of Related Parties” promulgated by Ministry of Finance.

16.5           The loan notes and documents of proof prepared and preserved for the loan hereunder in accordance with its business practice rules shall constitute valid documents of evidence regarding the debtor/creditor relationship and shall be binding to the Borrower.

16.6           In this contract, (1) any mention of this contract shall include the modification of or supplement to this contract; (2) the title s of provisions are for reference only and shall not considered to be any interpretation of this contract nor shall it constitute any restriction of the contents herein and the scope hereof; (3) if the withdrawal date or repayment date is not a bank business day, then such date is extended to the following bank business day.

Special Reminder: this contract is prepared and entered into by the parties hereto on the basis of equality and willingness and all the provisions are the expression of the true intent of the parties to.  To protect the legal rights of the Borrower, the Lender specifically reminds the Borrower to pay special attention to all the provisions regarding the rights and obligations of the parties hereto, especially to the contents highlighted in bold.

The parties hereto confirm: the Lender and the Borrower have discussed fully all the provisions herein.  The Lender has reminded the Borrower to pay attention to all the provisions regarding the rights and obligations of the parties hereto, and has provided comprehensive and accurate explanation of the provisions herein and has provided interpretation and explanation of such provisions at the Borrower’s request.  The Borrower has carefully read carefully all the provisions of the contract (including Part I “Conditions for the Loan and Part II “Real Estate Loan Contract Provisions” of this contract), and the understanding of the Borrower and the Lender are completely in agreement and the neither party has any objection the contents herein.

The Lender (seal):                                 Industrial and Commercial Bank of China Holdings Co., Ltd., ChongqingBranch
Responsible Person (seal):        CAI Zhiping

Borrower:                                Chongqing Zhongbao Investment (Group) Holdings Co., Ltd.
Legal Representative (seal):         XIA Haoji

Date:                      February 5, 2010